Exhibit 99.1

Agilent Technologies Reports Second Quarter 2008 Results

SANTA CLARA, Calif., May 14, 2008 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.52 billion for the second fiscal quarter ended April 30, 2008, 9 percent above one year ago. Revenues during the quarter were $1.46 billion, 10 percent above last year. Second quarter GAAP net income was $173 million, or $0.47 per diluted share. Last year’s second quarter GAAP net income was $123 million, or $0.30 per share.

Included in this quarter’s GAAP income is $19 million of share-based compensation expense. Excluding this item and $5 million of other net income, Agilent reported second quarter adjusted net income of $187 million, or $0.51 per share. On a comparable basis, the company earned $176 million, or $0.43 per share, one year ago. (1)

“Agilent had a solid fiscal second quarter, especially considering the difficult market conditions in much of the developed world,” said Bill Sullivan, Agilent president and chief executive officer. “Revenues of $1.46 billion were up 10 percent from last year, at the high end of our expectations.

“Organic growth in the Americas was about 3 percent, and local currency revenues were about flat in Europe compared to last year.  Growth in Asia Pacific was very robust, however, with revenues up 16 percent from one year ago.

“Segment trends were very similar to the first quarter, with Bio-Analytical revenues up 20 percent, or 13 percent excluding acquisitions, with robust growth in both life sciences and chemical analysis markets.  Electronic Measurement revenues increased 5 percent, with good growth in communications test markets and modest growth in general purpose markets.

“Second quarter adjusted net income per share, at $0.51, was just above the top of our $0.46 - $0.50 guidance range, 19 percent ahead of one year ago.”

Second quarter Return on Invested Capital(2) was 26 percent, one point above last year.  Inventory Days-On-Hand was improved by 7 days from one year ago.  Cash generated from operations during the quarter was $325 million.  During the period, the company repurchased $263 million of its common stock.

Looking to the second half of fiscal 2008, Sullivan said the company’s outlook was cautious but relatively unchanged.  “We continue to anticipate tough conditions in U.S. markets and mixed conditions in Europe and Japan,” said Sullivan, “while Asian markets are expected to remain quite robust.”

Given these trends, Sullivan said the company expected fiscal third quarter revenues in the range of $1.44 billion to $1.49 billion, up 5 percent to 9 percent from last year.  Third quarter adjusted net income per share is expected to be in the range of $0.52 to $0.56, 8 percent to 17 percent above one year ago. (3)

For the fiscal fourth quarter, revenues are expected to be in the range of $1.53 billion to $1.59 billion, up 6 percent to 10 percent from last year. Fourth quarter adjusted net income per share is expected to be in the range of $0.62 to $0.66 per share, 17 percent to 25 percent above last year’s comparable earnings. (3)

For full fiscal year 2008, revenues are expected to be in the range of $5.82 billion to $5.93 billion, up 7 percent to 9 percent from 2007.  Fiscal 2008 adjusted net income per share is expected to be in the range of $2.07 to $2.15 per share, 14 percent to 18 percent above 2007 results. (3)

Segment Results

Bio-Analytical Measurement

($ millions except where noted)

	Q2:F08	Q1:F08	Q2:F07
Orders	596	558	491
Revenues	556	557	463
Gross Margin, %	54%	54%	53%
Income from Operations	92	102	76
Segment Assets	1,476	1,431	1,050
Return On Invested Capital(2), %	23%	27%	28%

2

Bio-Analytical Measurement orders were up 21 percent during the second quarter from one year ago, the eighth consecutive double-digit advance, and up 14 percent excluding the impact of the Stratagene and Velocity 11 acquisitions. Revenue of $556 million was up 20 percent from last year, and up 13 percent on an organic basis.  Revenues were up double-digit percentages in both Life Sciences and Chemical Analysis, and in all geographic regions.  Asia was particularly strong, up 32 percent from one year ago.

Life Sciences revenue of $259 million was up 33 percent from one year ago, and up 16 percent organically.  Pharma and Biotech markets were up 24 percent, or 11 percent excluding acquisitions, with modest growth in the U.S. and Europe and a strong performance from Asia.  Sales to the academic and government markets jumped 74 percent above last year, and were up 36 percent organically. Chemical Analysis revenue of $297 million was up 11 percent from last year, with weakness in semiconductor-related materials science markets tempering what otherwise would have been 16 percent growth in Chemical Analysis revenues.  Demand from petrochemicals was very strong, up 27 percent, and food safety was 19 percent ahead of one year ago.

Segment income from operations of $92 million was $16 million above last year on a $93 million increase in revenues.  Adjusting for the impact of acquisitions, the segment generated a $21 million improvement in income on a $60 million increase in revenues.  Operating margins were about unchanged from last year, at 17 percent. Segment Return On Invested Capital(2) dropped 5 points to 23 percent, with all of the decline due to acquisition-related costs and increased invested capital.

Electronic Measurement

($ millions except where noted)

	Q2:F08	Q1:F08	Q2:F07
Orders	928	843	909
Revenues	900	836	857
Gross Margin, %	58%	57%	59%
Income from Operations	140	95	121
Segment Assets	2,121	2,038	2,127
Return On Invested Capital(2), %	28%	20%	24%

3

Second quarter Electronic Measurement orders of $928 million were 2 percent above last year. Revenues of $900 million were up 5 percent, with the Americas and Europe both up 1 percent and Asia 11 percent ahead of one year ago. General Purpose Test revenues were 2 percent above last year, with sustained strength in aerospace / defense and moderate growth in electronic manufacturing partially offset by continued weakness in semiconductors.  Communications Test revenues were up 11 percent, with sustained strength in R&D markets for LTE and WiMAX(tm) applications and a continuing rebound in handset manufacturing test. Broadband R&D was also strong, while network monitoring stabilized after several quarters of decline.

Second quarter segment income from operations of $140 million was up $19 million from last year on a $43 million increase in revenues.  Gross margins were a half point below last year but tight control of operating expenses produced an operating margin 1 ½ points above one year ago.  Higher profitability and aggressive asset management enabled segment ROIC(2) to improve 4 points to 28 percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 19,000 employees serve customers in more than 110 countries. Agilent had net revenues of $5.4 billion in fiscal 2007. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its second quarter FY2008 financial results on a conference call with investors beginning today at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q2 2008 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

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A telephone replay of the conference call will be available from 3:30 p.m. (Pacific) today through May 21, 2008. The replay number is +1 888 286-8010 or international callers may dial +1 617-801-6888. The passcode is 27291806.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the pace of new product introductions and future demand for the Company’s products and services; and guidance for the third and fourth quarters and for the full fiscal year 2008. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended Jan. 31, 2008. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

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# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash share-based compensation, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q308, Q408 and full year 2008 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, non-cash share-based compensation, and intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $13 million per quarter.

 “WiMAX,” “Fixed WiMAX,” “Mobile WiMAX,” “WiMAX Forum,” the WiMAX Forum logo, “WiMAX Forum Certified,” and the WiMAX Forum Certified logo are trademarks of the WiMAX Forum. All other trademarks are the properties of their respective owners.

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AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2008	2007	Inc/(Dec)

Orders	$1,524	$1,400	9%

Net revenue	$1,456	$1,320	10%

Costs and expenses:
Cost of products and services	649	590	10%
Research and development	183	173	6%
Selling, general and administrative	433	426	2%
Total costs and expenses	1,265	1,189	6%

Income from operations	191	131	46%

Interest income	27	44	(39)%
Interest expense	(29)	(22)	32%
Other income (expense), net	7	3	133%

Income from operations before taxes	196	156	26%

Provision for taxes	23	33	(30)%

Net income	$173	$123	41%

Net income per share:
Basic net income per share	$0.48	$0.31
Diluted net income per share	$0.47	$0.30

Weighted average shares used in computing net income per share:
Basic	363	402
Diluted	370	413

Income from operations for the second quarter of fiscal years 2008 and 2007 include pre-tax share-based compensation expense under SFAS No. 123(R) of $19 million and $40 million, respectively.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2008	2007	Inc/(Dec)

Orders	$2,925	$2,650	10%

Net revenue	$2,849	$2,600	10%

Costs and expenses:
Cost of products and services	1,286	1,179	9%
Research and development	364	341	7%
Selling, general and administrative	874	854	2%
Total costs and expenses	2,524	2,374	6%

Income from operations	325	226	44%

Interest income	66	94	(30)%
Interest expense	(59)	(45)	31%
Other income (expense), net	11	4	175%

Income from operations before taxes	343	279	23%

Provision for taxes	50	6	733%

Net income	$293	$273	7%

Net income per share:
Basic net income per share	$0.80	$0.67
Diluted net income per share	$0.78	$0.66

Weighted average shares used in computing net income per share:
Basic	367	405
Diluted	376	416

Income from operations for the first six months of fiscal years 2008 and 2007 include pre-tax share-based compensation expense under SFAS No. 123(R) of $49 million and $76 million, respectively.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	April 30,	October 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$1,710	$1,826
Short-term investments	31	—
Accounts receivable, net	791	735
Inventory	674	643
Restricted cash and cash equivalents	1,572	—
Other current assets	407	467
Total current assets	5,185	3,671

Property, plant and equipment, net	809	801
Goodwill	630	558
Other intangible assets, net	237	178
Restricted cash and cash equivalents	12	1,615
Other assets	801	731
Total assets	$7,674	$7,554

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$312	$323
Employee compensation and benefits	433	432
Deferred revenue	321	249
Income and other taxes payable	106	522
Short-term debt	1,752	—
Other accrued liabilities	120	137
Total current liabilities	3,044	1,663

Long-term debt	—	1,500
Senior notes	622	587
Retirement and post-retirement benefits	121	141
Other long-term liabilities	731	429
Total liabilities	4,518	4,320

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 556 million shares at April 30, 2008 and 551 million shares at October 31, 2007 issued	6	6
Treasury stock at cost; 196 million shares at April 30, 2008 and 181 million shares at October 31, 2007	(6,969)	(6,469)
Additional paid-in capital	7,251	7,117
Retained earnings	2,391	2,172
Accumulated other comprehensive income	477	408
Total stockholders’ equity	3,156	3,234
Total liabilities and stockholders’ equity	$7,674	$7,554

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Six Months	Three Months
	Ended	Ended
	April 30,	April 30,
	2008	2008
Cash flows from operating activities:
Net income	$293	$173

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100	51
Share-based compensation	49	19
Deferred taxes	58	52
Excess and obsolete inventory-related charges	8	4
Translation gain from liquidation of a subsidiary	(25)	(25)
Net loss on sale of investments	4	3
Other	6	4
Changes in assets and liabilities:
Accounts receivable	(25)	(55)
Inventory	(36)	(5)
Accounts payable	19	34
Employee compensation and benefits	—	94
Income taxes and other taxes payable	(99)	(10)
Other current assets and liabilities	67	46
Other long-term assets and liabilities	(90)	(60)
Net cash provided by operating activities (a)	329	325

Cash flows from investing activities:
Investments in property, plant and equipment	(71)	(37)
Proceeds from the sale of property, plant and equipment	14	—
Purchase of short-term investments	(255)	—
Proceeds from sale of short-term investments	114	35
Change in restricted cash and cash equivalents, net	31	17
Purchase of minority interest	(14)	(14)
Acquisition of businesses and intangible assets, net of cash acquired	(130)	(17)
Net cash used in investing activities	(311)	(16)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	84	15
Proceeds from revolving credit facility	250	250
Treasury stock repurchases	(500)	(263)
Net cash provided by (used in) financing activities	(166)	2

Effect of exchange rate movements	32	14

Net increase (decrease) in cash and cash equivalents	(116)	325

Cash and cash equivalents at beginning of period	1,826	1,385

Cash and cash equivalents at end of period	$1,710	$1,710

(a) Cash payments included in operating activities:
Restructuring	39	19
Income tax payments	150	43

The preliminary cash flow statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2008	Diluted EPS	2007	Diluted EPS	2008	Diluted EPS	2007	Diluted EPS

Net income per GAAP	$173	$0.47	$123	$0.30	$293	$0.78	$273	$0.66
Non-GAAP adjustments:
Restructuring and asset impairment	6	0.02	10	0.02	18	0.04	19	0.04
Business disposal and infrastructure reduction costs	1	—	6	0.01	—	—	12	0.03
Share-based compensation expense	19	0.05	40	0.10	49	0.13	76	0.18
Excess software amortization	—	—	8	0.02	3	0.01	16	0.04
Intangible amortization	13	0.04	9	0.02	26	0.07	17	0.04
Donation to Agilent Foundation	—	—	—	—	—	—	20	0.05
Net translation gain from liquidation of a subsidiary	(11)	(0.03)	—	—	(11)	(0.03)	—	—
Acceleration of debt issuance costs	5	0.01	—	—	5	0.01	—	—
In-process R&D	2	0.01	—	—	2	0.01	—	—
Other	3	0.01	(1)	—	4	0.01	—	—
Adjustment for taxes	(24)	(0.07)	(19)	(0.04)	(42)	(0.11)	(95)	(0.23)
Adjusted net income	$187	$0.51	$176	$0.43	$347	$0.92	$338	$0.81

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, expenses related to share-based compensation, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as share-based compensation expenses, amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	Agilent		BAM	EM	BAM	EM
	Q2’08	Q2’08	Q2’08		Q2’07	Q2’07	Q1’08	Q1’08
Numerator:
Adjusted income from operations	$92	$140	$234		$76	$121	$102	$95
Less:
Taxes and Other (income)/expense	24	25	49		19	23	27	16

Segment return	68	115	185	(a)	57	98	75	79

Segment return annualized	$272	$460	$740		$228	$392	$300	$316

Denominator:
Segment assets (b)	$1,476	$2,121	$3,600		$1,050	$2,127	$1,431	$2,038
Less:
Net current liabilities (c)	275	472	745		236	527	235	422
Invested capital	$1,201	$1,649	$2,855		$814	$1,600	$1,196	$1,616

Average invested capital	$1,199	$1,633	$2,848		$805	$1,614	$1,125	$1,570

ROIC	23%	28%	26%		28%	24%	27%	20%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)  Agilent return is equal to adjusted net income from operations of $187 million minus net interest income after tax of $2 million.

Please see “Adjusted Net Income and EPS Reconciliations” for a reconciliation of adjusted net income from operations to GAAP income from operations.

(b) Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)  Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.